UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2012

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

There were two (2) matters submitted to a vote of securities holders at the Argan, Inc. (“Argan”) Annual Meeting of Stockholders, which was held on June 26, 2012. Following are the two (2) proposals:

(1) To elect eight (8) directors to the Board of Directors of Argan, each to serve until the 2013 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	7,353,735	77,126	1,175,974
Henry A. Crumpton	7,362,173	68,688	1,175,974
Cynthia A. Flanders	7,329,030	101,831	1,175,974
William F. Griffin, Jr.	7,363,789	67,072	1,175,974
William F. Leimkuhler	7,343,650	87,211	1,175,974
W.G. Champion Mitchell	7,197,585	233,276	1,175,974
James W. Quinn	7,341,014	89,847	1,175,974
Brian R. Sherras	7,363,789	67,072	1,175,974

(2) To ratify the appointment of Grant Thornton LLP as independent registered public accountants for Argan for the fiscal year ending January 31, 2013.

The results of the voting were as follows:

VOTES FOR	8,600,468
VOTES AGAINST	1,733
ABSTAINED	4,634

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 27, 2012	By:	/s/ Arthur F. Trudel
Arthur F. Trudel
Senior Vice President and
Chief Financial Officer